SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2008

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2008, Noble International, Ltd. (the “Company”) was unable to file timely its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. On April 3, 2008, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying it that Nasdaq did not receive the Company’s Form 10-K for the period ended December 31, 2007 as required by Marketplace Rule 4310(c)(14), and that, accordingly, unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on April 14, 2008 and the Company’s securities will be removed from listing and registration on the Nasdaq Global Select Market (the “Nasdaq Letter”). On April 9, 2008, the Company issued a press release disclosing receipt of the Nasdaq Letter (the “Press Release”). A copy of the Nasdaq Letter is attached to this report as Exhibit 99.1 and a copy of the Press Release is attached to this report as Exhibit 99.2, and each is incorporated herein by reference.

On April 9, 2008, the Company filed an appeal of this determination to the Nasdaq Listing Qualifications Panel (the “Panel”), paid the applicable fee and requested an oral hearing. Therefore, under applicable Nasdaq rules, the trading suspension and delisting of the Company’s common stock are stayed pending the decision of the Panel. The Company anticipates that it will file its Annual Report on Form 10-K prior to the hearing. Nevertheless, there can be no assurances that the Panel will ultimately grant the continued listing.

Item 9.01.	Financial Statement and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	Nasdaq Letter dated April 3, 2008

99.2	Noble International, Ltd. Press Release dated April 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

April 9, 2008	By:	/s/ David J. Fallon
David J. Fallon
Chief Financial Officer

EXHIBIT INDEX

No.	Description of Exhibit
99.1	Nasdaq Letter dated April 3, 2008

99.2	Noble International, Ltd. Press Release dated April 9, 2008

4